EXHIBIT 23(b)


                                    March 23, 1998


Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264


            Reed W. Ferrill & Associates, Inc. consents to the use of its name and its reports dated February 7, 1998 entitled "Columbus Energy Corp., Reserve and Revenue Forecast as of November 30, 1997, Constant Prices and Costs" in whole or in part, by Columbus Energy Corp. (Columbus) in this Form S-3 to the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".



                                    for and on behalf of
                                    Reed W. Ferrill & Associates, Inc.


                                    /s/ Reed W. Ferrill
                                        ----------------------------------------
                                        Reed W. Ferrill
                                        President


RWF/mlb